Forward-Looking Statements Certain of the matters discussed in this report about our and our subsidiaries' future performance, including, without limitation, future revenues, earnings, strategies, prospects, consequences and all other statements that are not purely historical constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such statements are based on management's beliefs as well as assumptions made by and information currently available to management. When used herein, the words “anticipate,” “intend,” “estimate,” “believe,” “expect,” “plan,” “should,” “hypothetical,” “potential,” “forecast,” “project,” variations of such words and similar expressions are intended to identify forward-looking statements. Factors that may cause actual results to differ are often presented with the forward-looking statements themselves. Other factors that could cause actual results to differ materially from those contemplated in any forward-looking statements made by us herein are discussed in filings we make with the United States Securities and Exchange Commission (SEC) including our Annual Report on Form 10-K and subsequent reports on Form 10-Q and Form 8-K and available on our website: http://www.pseg.com. These factors include, but are not limited to: • adverse changes in the demand for or ongoing low pricing of the capacity and energy that we sell into wholesale electricity markets, • adverse changes in energy industry law, policies and regulations, including market structures and transmission planning, • any inability of our transmission and distribution businesses to obtain adequate and timely rate relief and regulatory approvals from federal and state regulators, including prudency reviews, disallowances and changes in authorized returns, • any deterioration in our credit quality or the credit quality of our counterparties, • changes in federal and state environmental regulations and enforcement that could increase our costs or limit our operations, • adverse outcomes of any legal, regulatory or other proceeding, settlement, investigation or claim applicable to us and/or the energy industry, • changes in nuclear regulation and/or general developments in the nuclear power industry, including various impacts from any accidents or incidents experienced at our facilities or by others in the industry, that could limit operations or increase the cost of our nuclear generating units, • actions or activities at one of our nuclear units located on a multi-unit site that might adversely affect our ability to continue to operate that unit or other units located at the same site, • any inability to manage our energy obligations, available supply and risks, • delays or unforeseen cost escalations in our construction and development activities, or the inability to recover the carrying amount of our assets, • availability of capital and credit at commercially reasonable terms and conditions and our ability to meet cash needs, • increases in competition in energy supply markets as well as for transmission projects, • changes in technology, such as distributed generation, storage and micro grids, and greater reliance on these technologies, • changes in customer behaviors, including increases in energy efficiency, net-metering and demand response, • adverse performance of our decommissioning and defined benefit plan trust fund investments and changes in funding requirements, • any equipment failures, accidents, severe weather events or other incidents that impact our ability to provide safe and reliable service to our customers, and any inability to obtain sufficient insurance coverage or recover insurance proceeds with respect to such events, • acts of terrorism, cybersecurity attacks or intrusions that could adversely impact our businesses, • delays in receipt of necessary permits and approvals for our construction and development activities, • any inability to achieve, or continue to sustain, our expected levels of operating performance, • changes in the cost of, or interruption in the supply of, fuel and other commodities necessary to the operation of our generating units, • economic recessions, • an inability to realize anticipated tax benefits or retain tax credits, • challenges associated with recruitment and/or retention of a qualified workforce, and • changes in the credit quality and the ability of lessees to meet their obligations under our domestic leveraged leases. All of the forward-looking statements made in this report are qualified by these cautionary statements and we cannot assure you that the results or developments anticipated by management will be realized or even if realized, will have the expected consequences to, or effects on, us or our business prospects, financial condition or results of operations. Readers are cautioned not to place undue reliance on these forward-looking statements in making any investment decision. Forward-looking statements made in this report apply only as of the date of this report. While we may elect to update forward-looking statements from time to time, we specifically disclaim any obligation to do so, even if internal estimates change, unless otherwise required by applicable securities laws. The forward-looking statements contained in this report are intended to qualify for the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. 2 EXHIBIT 99

GAAP Disclaimer PSEG presents Operating Earnings and Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) in addition to its Net Income reported in accordance with accounting principles generally accepted in the United States (GAAP). Operating Earnings and Adjusted EBITDA are non-GAAP financial measures that differ from Net Income. Operating Earnings exclude gains or losses associated with Nuclear Decommissioning Trust (NDT), Mark-to-Market (MTM) accounting, and material one-time items. Adjusted EBITDA excludes the same items as our Operating Earnings measure as well as income tax expense, interest expense, depreciation and amortization and major maintenance expense costs at Power’s fossil generation facilities. The last two slides in this presentation (Slides A and B) include a list of items excluded from Net Income to reconcile to Operating Earnings and Adjusted EBITDA with a reference to that slide included on each of the slides where the non-GAAP information appears. Management uses Operating Earnings in its internal analysis, and in communications with investors and analysts, as a consistent measure for comparing PSEG’s financial performance to previous financial results. Management believes Adjusted EBITDA is useful to investors and other users of our financial statements in evaluating operating performance because it provides them with an additional tool to compare business performance across companies and across periods. Management also believes that Adjusted EBITDA is widely used by investors to measure operating performance without regard to items such as income tax expense, interest expense, depreciation and amortization and major maintenance expense at Power’s fossil generation facilities, which can vary substantially from company to company depending upon, among other things, the book value of assets, capital structure, whether assets were constructed or acquired and accounting methods. Adjusted EBITDA also allows investors and other users to assess the underlying financial performance of our fleet before management’s decision to deploy capital. The presentation of Operating Earnings and Adjusted EBITDA is intended to complement, and should not be considered an alternative to, the presentation of Net Income, which is an indicator of financial performance determined in accordance with GAAP. In addition, Operating Earnings and Adjusted EBITDA as presented in this release may not be comparable to similarly titled measures used by other companies. Due to the forward looking nature of Operating Earnings and Adjusted EBITDA guidance, PSEG is unable to reconcile these non-GAAP financial measures to the most directly comparable GAAP financial measure. Management is unable to project certain reconciling items, in particular MTM and NDT gains (losses), for future periods due to market volatility. From time to time, PSEG, PSE&G and Power release important information via postings on their corporate website at http://investor.pseg.com. Investors and other interested parties are encouraged to visit the corporate website to review new postings. The “Email Alerts” link at http://investor.pseg.com may be used to enroll to receive automatic email alerts and /or Really Simple Syndication (RSS) feeds regarding new postings. PSEG materials and other financial releases can be found on the www.pseg.com website under the investor tab, or at http://investor.pseg.com. 3

Disciplined investment program and focus on operational excellence have supported growth Power’s diverse fuel mix and dispatch flexibility continue to generate strong earnings and free cash flow in low price environment PSE&G’s investment program has resulted in an increased contribution to PSEG’s results *See slide a for Items excluded from net Income to reconcile to Operating Earnings (NON-GAAP). E=Estimate ** 2016 PERCENTS use mid-point of 2016 OPERATING earnings (non-GAAP) Guidance as of October 31, 2016. ** ** Operating Earnings (non-GAAP)* Contribution by Subsidiary ** ** 14

Cost control actions: PSE&G is utilizing the Lean Six Sigma discipline to achieve costs savings and process improvements Conducting organizational reviews resulting in streamlining of processes through restructuring Continued focus on vendor and inventory practices ensuring maximum value Successful management of pension $millions 2011 to 2016E CAGR = 2.5% PSE&G O&M Expense E=ESTIMATE Demonstrated ability to control O&M and plan to drive future efficiencies 34

Cost control actions taken: Fossil plant assessment CCGT material condition assessment Vendor contract renegotiations Nuclear security services brought in-house to control costs Nuclear maintenance productivity study Nuclear outage efficiency initiative Materials management Nuclear excellence initiative Nuclear staff – Right sizing $Millions 2011 to 2016E CAGR = (0.0%) Power O&M Expense* *EXCLUDES IMPACTS FROM STORM RECOVERY COSTS AND IMPAIRMENTS RELATED TO HUDSON/MERCER RETIREMENT. E=ESTIMATE PSEG Power has demonstrated ability to control O&M 55

Post-Capitalization Pension and OPEB Expense Manageable Pension and OPEB Expense with a reduction of $25 million in 2016 $ millions E = Estimate. Pension expense in 2017 is estimated to increase by ~ $0.03 per share (excluding any actuarial updates or other potential impacts that are under evaluation) Pension expense details will be updated at YE and managed as part of overall O&M Historical 3-year and 5-year annualized pension returns each exceeded 9% 2015 Pension funded ratio ~91% 2016 Pension contribution was $21M 80

PSEG has demonstrated ability to control O&M, with plans to keep O&M flat through 2018


PSEG O&M Expense(1)
2011 - 2016E CAGR: ~1.1%
$2,500
$2,000
$1,500
$1,000
$500
$0
$ Millions
2011
2012
2013
2014
2015
2016E
2011 – 2016E CAGR
Transmission ~10.2%
Distribution ~1.5%
Power ~0.0%
Other: N.M.

PSEG

(1) POWER EXCLUDES IMPACTS FROM STORM RECOVERY COSTS AND RELATED INSURANCE PROCEEDS AS WELL AS IMPAIRMENTS RELATED TO HUDSON/MERCER RETIREMENTS. NM = NOT MATERIAL E = ESTIMATE

81

PSEG's longer-term outlook is influenced by Power's hedge position and increased investment at PSE&G

PSEG Power LLC

Segment EPS Drivers

Sensitivities derived from typical annual market variability*	2016E	2017E	2018E
Each $0.75/mcf Change in Natural Gas	$0.00-$0.01	$0.02-$0.05	$0.10-$0.14
Each $2/MWh Change in Spark Spread	$0.02	$0.04	$0.05
Each $5/MWh Change in Dark Spread	$0.01	$0.03	$0.03
Each 1% Change in Nuclear Capacity Factor	$0.01	$0.01	$0.01

* Estimated annual variability approximating one standard deviation based on historical data and forward curve estimates applied to PSEG Power open positions.

PSE&G

	2016E	2017E	2018E
Each $100 Million of Incremental Investment	$0.01	$0.01	$0.01
Each 1% Change in Sales			
Electric	$0.01	$0.01	$0.01
Gas	$0.01	$0.01	$0.01
Each 1% Change in O&M	$0.01	$0.01	$0.01
Each 20 basis point Change in Distribution ROE	$0.01	$0.01	$0.01
Each 20 basis point Change in Transmission ROE	$0.01	$0.01	$0.02

PSEG

		2017E
Pension Expense	Each 1% Change in 2016 Rate of Return on Pension Assets	$0.01
	Each 15 basis point Change in 2016 Year-End Discount Rate	$0.01

PSEG 2016 pension expense of $40M based on YE 2015 discount rate of 4.54% and 2016 expected rate of return on pension assets of 8%. As of 9/30/16, pension expense in 2017 is estimated to increase by ~$0.03 per share excluding any actuarial updates or other potential impacts that are under evaluation. This will be updated at year-end and managed as part of overall O&M.

PSEG

E = ESTIMATE. POWER EARNINGS SENSITIVITIES UPDATED FOR DECEMBER 31, 2015 PRICE CURVES.
PSE&G DISTRIBUTION ROE SENSITIVITIES EXCLUDE ENERGY STRONG AND GSMP.

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Items Excluded from Net Income to Reconcile to Operating Earnings (non-GAAP)

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
Consolidated Operating Earnings (non-GAAP) Reconciliation

Reconciling Items	*For the Nine Months Ended September 30,* 2016	2015	*For the Year Ended December 31,* 2015	*2014*	*2013*	*2012*
	($ millions, Unaudited)					
Net Income	$ 985	$ 1,370	$ 1,679	$ 1,518	$ 1,243	$ 1,275
(Gain) Loss on Nuclear Decommissioning Trust (NDT) Fund Related Activity, pre-tax (PSEG Power)	4	14	(24)	(138)	(86)	(104)
(Gain) Loss on Mark-to-Market (MTM), pre-tax[a] (PSEG Power)	91	(98)	(157)	(111)	125	18
Storm O&M, net of insurance recoveries, pre-tax (PSEG Power)	-	(172)	(172)	27	54	66
Hudson/Mercer Early Retirement, pre-tax (PSEG Power)	114	-	-	-	-	-
Lease Related Activity, pre-tax (PSEG Enterprise/Other)	137	-	-	-	-	(61)
Income Taxes related to Operating Earnings (non-GAAP) reconciling items [b]	(135)	107	150	104	(27)	42
Operating Earnings (non-GAAP)	$ 1,196	$ 1,221	$ 1,476	$ 1,400	$ 1,309	$ 1,236
Fully Diluted Average Shares Outstanding (in millions)	508	508	508	508	508	507
	($ Per Share Impact - Diluted, Unaudited)					
Net Income	$ 1.94	$ 2.70	$ 3.30	$ 2.99	$ 2.45	$ 2.51
(Gain) Loss on NDT Fund Related Activity, pre-tax (PSEG Power)	0.01	0.03	(0.05)	(0.27)	(0.17)	(0.21)
(Gain) Loss on MTM, pre-tax[a] (PSEG Power)	0.18	(0.19)	(0.31)	(0.22)	0.25	0.04
Storm O&M, net of insurance recoveries, pre-tax (PSEG Power)	-	(0.34)	(0.34)	0.05	0.11	0.13
Hudson/Mercer Early Retirement, pre-tax (PSEG Power)	0.22	-	-	-	-	-
Lease Related Activity, pre-tax (PSEG Enterprise/Other)	0.27	-	-	-	-	(0.12)
Income Taxes related to Operating Earnings (non-GAAP) reconciling items [b]	(0.26)	0.21	0.31	0.21	(0.06)	0.09
Operating Earnings (non-GAAP)	$ 2.36	$ 2.41	$ 2.91	$ 2.76	$ 2.58	$ 2.44

(a) Includes the financial impact from positions with forward delivery months.

(b) Income tax effect calculated at 40.85% statutory rate, except for lease related activity which is calculated at a combined leveraged lease effective tax rate and NDT related activity which is calculated at the 40.85% statutory rate plus a 20% tax on income (losses) from qualified NDT funds.

PSEG

PLEASE SEE PAGE 3 FOR AN EXPLANATION OF PSEG'S USE OF OPERATING EARNINGS AS A NON-GAAP FINANCIAL MEASURE AND HOW IT DIFFERS FROM NET INCOME.

A